Strong financial position Performance indicators (most recent quarter) Note: Financial data as of March 31, 2016; please see non-GAAP reconciliation in the appendix 1 Assumes redemption of $267mm Series C Preferred redemption and payment of $94mm deferred Series C dividend payments 2 Total loans (excluding loans held-for-sale & warehouse loans); Core deposits equal total deposits less government deposits and company-controlled deposits 3 Excludes loans carried under the fair value option 1 TCE / TA 9.4% 8.7% Common Equity Tier 1 14.0% 12.6% Tier 1 Leverage 11.0% 8.2% Tier 1 Risk Based Capital 19.7% 14.7% Total Risk Based Capital 21.0% 16.0% Fee Income 57% Efficiency Ratio 74% ROAA 1.16% Loans / core deposits2 81% Cash + securities + loans HFS / assets 43% Delinquencies (30-89 days past due) / Loans HFI 0.20% NPLs / Loans HFI 0.95% Allowance coverage3 (% of loans HFI) 2.9% Capital Profitability Liquidity Asset quality As of March 31, 2016 Pro Forma¹

Consolidated interest coverage Note: Assumes a $250 million issuance of senior notes at a 5.5% interest rate 2 (Dollars in Millions) LTM as of 2012 2013 2014 2015 Q1 2016 Equity Investment in Subsidiaries $1,374 $1,618 $1,571 $1,738 $1,770 Consolidated Equity $1,159 $1,426 $1,373 $1,529 $1,558 Double Leverage Ratio 118.5% 113.5% 114.4% 113.7% 113.6 % Cash Dividend Upstreamed from Bank to Hold Co. ($200) Pro Forma Equity Investments in Subsidiaries $1,570 Series C Preferred Stock Redemption ($267) Series C Preferred Stock Accrued Dividend Payment ($94) Pro Forma Consolidated Equity $1,197 Pro Forma Double Leverage Ratio 131.1 % Interest Coverage Total Deposit Interest $70 $42 $30 $42 $45 Other Borrowing Interest $114 $102 $9 $26 $31 Total Interest Expense $184 $144 $39 $68 $76 Pre-Tax Income $53 ($149) ($103) $240 $250 Interest Coverage (pre-tax income including deposit expense) 1.29x NM NM 4.53x 4.31x Interest Coverage (pre-tax income excluding deposit expense) 1.46x NM NM 10.23x 9.06x Interest Coverage (including deposit expense; including senior debt offering) Interest Coverage (excluding deposit expense; including senior debt offering) 3.65x 6.28x For the Period Ended December 31

3 Non-GAAP measurement Pro forma tangible common equity as % of total assets $mm Flagstar Bancorp (as of March 31, 2016) Tangible Common Equity / Total Assets Tangible common equity A $1,291 Pro forma TARP redemption (94) Pro forma tangible common equity B $1,197 Total assets C $13,737 Pro forma TARP redemption 50 Pro forma total assets D $13,787 Tangible common equity / total assets A/C 9.4% Pro forma tangible common equity / total assets B/D 8.7%

4 Non-GAAP measurement Pro forma regulatory capital ratios for TARP redemption $mm Flagstar Bancorp (as of March 31, 2016) Common Equity Tier 1 (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Tangible Assets) Tier 1 Capital (to Risk Weighted Assets) Total Risk-Based Capital (to Risk Weighted Assets) Equity capital A $1,032 $1,453 $1,453 $1,549 Pro forma TARP redemption (103) (369) (369) (369) Pro forma equity capital B $929 $1,084 $1,084 $1,180 Risk weighted / adjusted tangible assets C $7,387 $13,167 $7,387 $7,387 Pro forma TARP redemption (8) (8) (8) (8) Pro forma risk weighted / adjusted tangible assets D $7,378 $13,158 $7,379 $7,379 Capital ratio at 3/31/16 A/C 14.0% 11.0% 19.7% 21.0% Pro forma capital ratio for TARP redemption B/D 12.6% 8.2% 14.7% 16.0%